SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 28, 2002
(To Prospectus dated December 14, 2001)

                              CWABS MASTER TRUST
                       (for the Series 2002-A Subtrust)
                                    Issuer

                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                         Sponsor and Master Servicer

      Revolving Home Equity Loan Asset Backed Securities, Series 2002-A

                          -------------------------


The notes represent obligations of the CWABS Master Trust for the Series 2002-A Subtrust only and not of any other series trust of the CWABS Master Trust and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., or any of their affiliates.

This supplement may be used to offer and sell the notes only if accompanied by the prospectus supplement and the prospectus.

The Notes

o This supplement relates to the offering of the notes of the series referenced above. This supplement does not contain complete information about the offering of the notes . Additional information is contained in the prospectus supplement dated February 28, 2002, prepared in connection with the offering of the notes of the series referenced above and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, the supplements described above and the prospectus in full.

o As of August 16, 2004, the note principal balance of the notes was $172,785,097.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 8, 2004

                      DESCRIPTION OF THE MORTGAGE LOANS

      As of August 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 7,966 mortgage loans having an aggregate principal balance of approximately $172,785,097.

      The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                                As of August 1,
                                                                       2004


Total Number of Mortgage Loans............................       7,966
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)............................................
      30-59 days..........................................            0.76%
      60-89 days..........................................            0.23%
      90 days or more (excluding pending foreclosures)....            0.36%
      Total Delinquencies.................................            1.35%
Foreclosures Pending......................................            0.07%
Total Delinquencies and foreclosures pending..............            1.42%

-------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.


      Five (5) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

      At June 30, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004, Countrywide provided servicing for approximately $26.63 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

      For the purposes of the following table:

      o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

      o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

      o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.




                 As of December 31, 2001     As of December 31, 2002      As of December 31, 2003       As of June 30, 2004
                ------------------------------------------------------------------------------------------------------------------
                  Principal                  Principal                      Principal                    Principal
                   Balance      Percentage    Balance         Percentage     Balance        Percentage    Balance        Percentage
                -------------   -----------  ------------     -----------   ----------      ----------   --------------  ----------

Portfolio..... $5,479,012,451.54   --      $10,640,766,181.58    --        $18,965,891,972.70    --      $26,631,284,196.44   --
Delinquency
percentage
30-59 Days....    $28,456,872.07   0.52%       $42,864,688.91    0.40%       $ 61,283,288.31     0.32%      $64,783,653.30   0.2 4%
60-89 Days....      7,555,089.12   0.14         10,661,957.76    0.10          15,962,355.26     0.08        21,551,866.31   0.08
90+ Days......     21,422,742.71   0.39         19,421,702.11    0.18          37,736,971.30     0.20        41,230,217.23   0.15
Total.........    $57,434,703.90   1.05%       $72,948,348.78    0.69%       $114,982,614.87     0.61%     $127,565,736.84   0.48%
Foreclosure
Rate..........     $3,142,409.33   0.06%        $6,603,778.76    0.06%       $  4,984,448.78     0.03%       $7,340,123.37   0.03%
Bankruptcy
Rate..........    $12,681,563.87   0.23%       $43,053,210.55    0.40%       $ 41,137,908.75     0.22%     $39,166,710.18    0.15%


                           DESCRIPTION OF THE NOTES

      The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Securities - Payments on the Securities - Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Securities - Payments on the Securities - Payments of Principal Collections."

      As of August 16, 2004, the Note Principal Balance of the notes was $172,785,097. For additional information with respect to the notes, see "Description of the Securities" in the Prospectus Supplement.

Reports to Noteholders

      The August 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

                               THE NOTE INSURER

      Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Security Insurer" in the Prospectus Supplement.

      On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

      Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

      Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex II of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                 OTHER TAXES

      The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                             ERISA CONSIDERATIONS

      Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                   RATINGS

      The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                      Range


Aggregate Principal Balance                              $172,785,097

Weighted Average Mortgage Rate                                  5.855%    3.000%   to          9.625%
Weighted Average Gross Margin                                   1.878%   -1.000%   to          5.625%
Weighted Average Maximum Mortgage Rate                          17.76%     8.75%   to         18.000%
Weighted Average Principal Balance                             $21,690        $0   to        $220,203
Weighted Average Credit Limit                                  $33,031    $7,500   to        $300,000
Weighted Average Scheduled Remaining Term (months)                 263        82   to             272
Weighted Average Combined Loan-to-Value Ratio                   83.62%     4.76%   to         100.00%
Weighted Average Credit Limit Utilization Rate                  65.67%     0.00%   to         100.00%
Weighted Average Minimum Rate                                   1.878%    0.000%   to          5.625%
Weighted Average Credit Score                                      721
Weighted Average Second Mortgage Ratio                          26.02%     2.00%   to         100.00%


Mortgage Loan Principal Balances

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of                      Mortage        Principal      Date Aggregate
Principal Balance               Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
$ 0.00 to $ 10,000              2,371       $6,894,066                3.99 %
$ 10,000.01 to $ 20,000         2,243      $34,215,848               19.80
$ 20,000.01 to $ 30,000         1,643      $41,592,653               24.07
$ 30,000.01 to $ 40,000           705      $24,440,679               14.15
$ 40,000.01 to $ 50,000           407      $18,402,074               10.65
$ 50,000.01 to $ 60,000           184      $10,184,871                5.89
$ 60,000.01 to $ 70,000           120       $7,830,510                4.53
$ 70,000.01 to $ 80,000            85       $6,362,533                3.68
$ 80,000.01 to $ 90,000            60       $5,117,415                2.96
$ 90,000.01 to $100,000            63       $6,018,523                3.48
$100,000.01 to $125,000            33       $3,691,611                2.14
$125,000.01 to $150,000            33       $4,566,539                2.64
$150,000.01 to $175,000             7       $1,098,924                0.64
$175,000.01 to $200,000             8       $1,527,317                0.88
$200,000.01 to $225,000             4         $841,534                0.49
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------

Geographic Distribution

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
                              Mortage        Principal      Date Aggregate
State                           Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
Alabama                           210       $4,275,668                2.47 %
Alaska                             17         $476,533                0.28
Arizona                           308       $5,941,923                3.44
California                      1,206      $33,517,209               19.40
Colorado                          383      $10,992,623                6.36
Connecticut                        49       $1,216,841                0.70
Delaware                           11         $192,107                0.11
District of Columbia                7         $281,487                0.16
Florida                           453       $8,161,070                4.72
Georgia                           304       $7,248,924                4.20
Hawaii                             51       $1,285,905                0.74
Idaho                             120       $2,240,332                1.30
Illinois                          311       $5,307,591                3.07
Indiana                           198       $3,756,814                2.17
Iowa                               55         $815,469                0.47
Kansas                            142       $2,933,688                1.70
Kentucky                           71       $1,806,044                1.05
Louisiana                          87       $1,979,066                1.15
Maine                              38         $621,946                0.36
Maryland                           83       $1,559,535                0.90
Massachussetts                    145       $3,111,307                1.80
Michigan                          410       $8,844,203                5.12
Minnesota                          88       $1,921,317                1.11
Mississippi                        48         $998,302                0.58
Missouri                          189       $3,539,117                2.05
Montana                            43         $820,410                0.47
Nebraska                           36         $472,882                0.27
Nevada                             88       $1,473,883                0.85
New Hampshire                      35         $581,359                0.34
New Jersey                        227       $4,698,953                2.72
New Mexico                         77       $1,454,427                0.84
New York                          206       $4,670,112                2.70
North Carolina                    273       $5,394,890                3.12
North Dakota                        7          $59,633                0.03
Ohio                              366       $6,485,436                3.75
Oklahoma                          128       $2,678,977                1.55
Oregon                            139       $2,944,819                1.70
Pennsylvania                      323       $5,943,939                3.44
Rhode Island                        8          $84,578                0.05
South Carolina                     92       $1,853,853                1.07
South Dakota                       10          $91,512                0.05
Tennessee                         165       $2,945,220                1.70
Texas                              13         $190,348                0.11
Utah                              166       $3,674,251                2.13
Vermont                             6          $73,947                0.04
Virginia                          143       $3,111,942                1.80
Washington                        260       $6,721,856                3.89
West Virginia                      28         $369,486                0.21
Wisconsin                         114       $2,069,537                1.20
Wyoming                            29         $893,825                0.52
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------

Combined Loan-to-Value Ratios
                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Combined             Mortage        Principal      Date Aggregate
Loan-to-Value Ratios (%)        Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
0 -10.00                            6         $106,817                0.06 %
10.01-20.00                        28         $632,445                0.37
20.01-30.00                        59       $1,246,129                0.72
30.01-40.00                        95       $2,398,565                1.39
40.01-50.00                       210       $4,747,315                2.75
50.01-60.00                       320       $7,248,414                4.20
60.01-70.00                       792      $17,774,367               10.29
70.01-80.00                     1,142      $27,271,098               15.78
80.01-90.00                     2,487      $42,583,187               24.65
90.01-100.00                    2,827      $68,776,758               39.80
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------


Mortgage Rates

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Mortgage             Mortage        Principal      Date Aggregate
Rates (%)                       Loans          Balance   Principal Balance
------------------------------------------------------------------------------
2.501 - 3.000                       3         $101,791                0.06 %
3.501 - 4.000                   1,051      $26,596,899               15.39
4.001 - 4.500                     955      $24,245,544               14.03
4.501 - 5.000                      51       $1,847,348                1.07
5.001 - 5.500                     742      $14,053,552                8.13
5.501 - 6.000                   1,526      $23,528,196               13.62
6.001 - 6.500                   1,782      $40,458,692               23.42
6.501 - 7.000                     430       $8,158,388                4.72
7.001 - 7.500                     793      $20,218,632               11.70
7.501 - 8.000                     360       $7,785,709                4.51
8.001 - 8.500                      77       $1,308,341                0.76
8.501 - 9.000                     181       $4,341,655                2.51
9.001 - 9.500                      14         $131,527                0.08
9.501 - 10.000                      1           $8,823                0.01
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------

Types of Mortgaged Property

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
                              Mortage        Principal      Date Aggregate
Property Type                   Loans          Balance   Principal Balance
------------------------------------------------------------------------------
Single Family Residence         6,498     $139,988,150               81.02 %
Planned Unit Development          982      $24,059,272               13.92
(PUD)
Low-rise Condominium              419       $7,277,453                4.21
2-4 Family Residence               67       $1,460,222                0.85
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------


Lien Priority

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
                              Mortage        Principal      Date Aggregate
Lien Priority                   Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
1st Liens                          93       $3,663,410                2.12 %
2nd Liens                       7,873     $169,121,687               97.88
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------


Gross Margin

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Gross                Mortage        Principal      Date Aggregate
Margins (%)                     Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
Less than zero                      1         $101,791                0.06 %
0                               1,040      $26,497,675               15.34
0.001 - 0.250                     118       $3,534,705                2.05
0.251 - 0.500                     800      $20,002,011               11.58
0.501 - 0.750                      16         $472,080                0.27
0.751 - 1.000                      33       $1,300,019                0.75
1.001 - 1.250                     504       $9,907,420                5.73
1.251 - 1.500                     260       $4,880,832                2.82
1.501 - 1.750                     127       $2,854,568                1.65
1.751 - 2.000                   1,382      $19,978,287               11.56
2.001 - 2.250                     395       $7,524,361                4.35
2.251 - 2.500                   1,355      $31,979,144               18.51
2.501 - 2.750                      48         $923,202                0.53
2.751 - 3.000                     400       $7,490,723                4.34
3.001 - 3.250                      89       $1,308,307                0.76
3.251 - 3.500                     716      $19,353,558               11.20
3.501 - 3.750                     350       $7,704,681                4.46
3.751 - 4.000                      35         $639,743                0.37
4.001 - 4.250                      52       $1,012,525                0.59
4.251 - 4.500                      30         $376,501                0.22
4.501 - 4.750                     173       $4,327,810                2.50
4.751 - 5.000                      26         $461,824                0.27
5.001 - 5.250                       2          $13,903                0.01
5.251 - 5.500                      13         $130,601                0.08
5.501 - 5.750                       1           $8,823                0.01
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------

Maximum Mortgage Rates
                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Maximum Mortgage              Mortage        Principal      Date Aggregate
Rates (%)                       Loans          Balance   Principal Balance
------------------------------------------------------------------------------
8.75                                1               $0                0.00 %
9.50                               13         $148,379                0.09
10.00                              29         $553,788                0.32
10.50                              26         $540,788                0.31
10.75                              54       $1,042,834                0.60
11.00                              37         $598,851                0.35
11.50                               4          $39,879                0.02
16.00                             274       $5,463,251                3.16
17.00                             467       $8,393,243                4.86
18.00                           7,061     $156,004,084               90.29
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------


Remaining Term to Maturity



                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Remaining Terms      Mortage        Principal      Date Aggregate
to Maturity (Months)            Loans          Balance   Principal Balance
-------------------------------------------------------------------------------
73 - 84                             7         $104,269                0.06 %
85 - 96                            21         $265,217                0.15
133 - 144                           2          $30,133                0.02
145 - 156                           3          $67,934                0.04
193 - 204                          78       $1,404,028                0.81
205 - 216                          87       $1,541,192                0.89
253 - 264                       3,294      $72,520,031               41.97
265 - 276                       4,474      $96,852,293               56.05
-------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-------------------------------------------------------------------------------


Origination Year

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
                              Mortage        Principal      Date Aggregate
Year of Origination             Loans          Balance   Principal Balance
------------------------------------------------------------------------------
2001                             7899     $170,988,123               98.96 %
2002                               67       $1,796,974                1.04
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------

Credit Limit Range

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Credit               Mortage        Principal      Date Aggregate
Limits ($)                      Loans          Balance   Principal Balance
-----------------------------------------------------------------------------
$ 0.00 to $ 10,000                399       $2,204,615                1.28 %
$ 10,000.01 to $ 20,000         2,609      $28,341,376               16.40
$ 20,000.01 to $ 30,000         2,181      $40,961,013               23.71
$ 30,000.01 to $ 40,000           986      $24,182,623               14.00
$ 40,000.01 to $ 50,000           740      $22,045,120               12.76
$ 50,000.01 to $ 60,000           257      $10,733,472                6.21
$ 60,000.01 to $ 70,000           172       $7,479,730                4.33
$ 70,000.01 to $ 80,000           151       $7,154,588                4.14
$ 80,000.01 to $ 90,000            86       $4,379,863                2.53
$ 90,000.01 to $100,000           230      $11,610,043                6.72
$100,000.01 to $125,000            34       $2,402,908                1.39
$125,000.01 to $150,000            68       $6,247,010                3.62
$150,000.01 to $175,000            12       $1,173,092                0.68
$175,000.01 to $200,000            25       $1,903,576                1.10
$200,000.01 to $225,000             5       $1,018,769                0.59
$225,000.01 to $250,000            10         $947,298                0.55
$275,000.01 to $300,000             1               $0                0.00
-----------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
-----------------------------------------------------------------------------


Credit Limit Utilization Rates


                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Credit Limit         Mortage        Principal      Date Aggregate
Utilization Rates (%)           Loans          Balance   Principal Balance
------------------------------------------------------------------------------
0.00%                           1,283           $1,800                0.00 %
0.01% - 10.00%                    132         $282,833                0.16
10.01% - 20.00%                   180       $1,143,413                0.66
20.01% - 30.00%                   195       $2,037,546                1.18
30.01% - 40.00%                   206       $2,537,997                1.47
40.01% - 50.00%                   243       $3,893,134                2.25
50.01% - 60.00%                   299       $5,845,985                3.38
60.01% - 70.00%                   358       $8,401,607                4.86
70.01% - 80.00%                   486      $11,758,494                6.81
80.01% - 90.00%                   829      $21,473,773               12.43
90.01% - 100.00%                3,755     $115,408,513               66.79
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------

Minimum Mortgage Rate

                                             Aggregate          Percentage
                            Number of           Unpaid        of Reference
Range of Minimum              Mortage        Principal      Date Aggregate
Rates (%)                       Loans          Balance   Principal Balance
------------------------------------------------------------------------------
0                               1,041      $26,599,466               15.40 %
0.001 - 0.250                     118       $3,534,705                2.05
0.251 - 0.500                     800      $20,002,011               11.58
0.501 - 0.750                      16         $472,080                0.27
0.751 - 1.000                      33       $1,300,019                0.75
1.001 - 1.250                     504       $9,907,420                5.73
1.251 - 1.500                     260       $4,880,832                2.82
1.501 - 1.750                     127       $2,854,568                1.65
1.751 - 2.000                   1,382      $19,978,287               11.56
2.001 - 2.250                     395       $7,524,361                4.35
2.251 - 2.500                   1,355      $31,979,144               18.51
2.501 - 2.750                      48         $923,202                0.53
2.751 - 3.000                     400       $7,490,723                4.34
3.001 - 3.250                      89       $1,308,307                0.76
3.251 - 3.500                     716      $19,353,558               11.20
3.501 - 3.750                     350       $7,704,681                4.46
3.751 - 4.000                      35         $639,743                0.37
4.001 - 4.250                      52       $1,012,525                0.59
4.251 - 4.500                      30         $376,501                0.22
4.501 - 4.750                     173       $4,327,810                2.50
4.751 - 5.000                      26         $461,824                0.27
5.001 - 5.250                       2          $13,903                0.01
5.251 - 5.500                      13         $130,601                0.08
5.501 - 5.750                       1           $8,823                0.01
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------



FICO Ranges

                                             Aggregate
                            Number of           Unpaid
                              Mortage        Principal      % of Aggregate
FICO Range                      Loans          Balance   Principal Balance
------------------------------------------------------------------------------
841 - 860                           2          $16,500                0.01 %
821 - 840                          72         $784,008                0.45
801 - 820                         339       $4,643,851                2.69
781 - 800                         780      $12,693,324                7.35
761 - 780                       1,031      $19,134,671               11.07
741 - 760                       1,108      $22,197,179               12.85
721 - 740                       1,164      $25,834,265               14.95
701 - 720                       1,173      $29,565,517               17.11
681 - 700                         885      $21,983,778               12.72
661 - 680                         826      $21,940,670               12.70
641 - 660                         321       $8,092,775                4.68
621 - 640                         244       $5,330,721                3.09
601 - 620                          17         $483,689                0.28
600 Or Less                         3          $46,537                0.03
Not Scored                          1          $37,611                0.02
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------

Occupancy Type

                                                                Percentage of
                                             Aggregate            Aggregate
                            Number of        Principal             Principal
                              Mortage        Balance              Balance
Occupancy Type                  Loans        Outstanding          Outstanding
------------------------------------------------------------------------------
Owner Occupied                  7,889     $171,050,294               99.00 %
Non-Owner Occupied                 46       $1,142,708                0.66
Second Home                        31         $592,095                0.34
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------



Documentation Type

                                                                 Percentage of
                                             Aggregate            Aggregate
                            Number of        Principal            Principal
                              Mortage        Balance              Balance
Documentation Type              Loans        Outstanding          Outstanding
------------------------------------------------------------------------------
Alt Documentation               4,069      $91,930,609               53.21 %
Full Documentation              1,130      $31,653,282               18.32
Reduced Documentation             142       $6,043,669                3.50
Streamlined Documentation       1,025      $22,944,234               13.28
Super Streamlined Documentation 1,600      $20,213,302               11.70
------------------------------------------------------------------------------
Total                           7,966     $172,785,097              100.00 %
------------------------------------------------------------------------------

                                   Exhibit 2

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-A

Distribution Date:     August 16, 2004


---------------------------------------------------------------------------------------------------------------------------------
                                 Beginning
                Original Note       Note                                          Note                       Ending Note
                  Principal      Principal       Principal       Interest     Distribution   Investor Loss    Principal
Class              Balance        Balance      Distribution    Distribution      Amount         Amount         Balance
---------------------------------------------------------------------------------------------------------------------------------
Class A Note   600,000,000.00  $178,549,707.27 $5,764,610.51     $260,285.80  $6,024,896.31          $0.00  $172,785,096.76
Class A-IO     600,000,000.00  $178,549,707.27         $0.00     $355,713.49    $355,713.49          $0.00  $172,785,096.76
Note
---------------------------------------------------------------------------------------------------------------------------------
TOTAL         $600,000,000.00  $178,549,707.27 $5,764,610.51     $615,999.29  $6,380,609.80          $0.00  $172,785,096.76
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                 AMOUNTS PER $1,000 UNIT
---------------------------------------------------------------------------------------------------------------------------------
                                                                                              Note          Ending Note
                                    Beginning Note      Principal         Interest        Distribution       Principal
     Class             CUSIP       Principal Balance   Distribution     Distribution         Amount           Balance
---------------------------------------------------------------------------------------------------------------------------------
Class A Note        126671 PB6        297.58284545        9.60768418       0.43380967       10.04149385      287.97516127
Class A-IO Note     126671 PD2        297.58284545        0.00000000       0.59285582        0.59285582      287.97516127

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------
             Rates
---------------------------------

     Class       Note
---------------------------------
     Note A         1.640000%
   Note A-IO        2.504855%
---------------------------------

Investor Certificate Rates based on a LIBOR of:     1.38000%


PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:


                                               Steven E Charles
                                               JPMorgan Chase Bank
                                               227 W Monroe St
                                               Chicago, IL 60606

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-A

Distribution Date:     August 16, 2004

                 Information pursuant to Section 4.04 of the
               Sale and Servicing Agreement dated Feb 28, 2002

(i)     Investor Floating Allocation Percentage                     100.00000%


(ii)    Class A aggregate amount                                  6,024,896.31
        Class A-IO aggregate amount                                 355,713.49


(iii)   Class A Interest                                            260,285.80
        Class A-IO Interest                                         355,713.49


(iv)    Class A Unpaid Investor Interest Shortfall paid                   0.00
        Class A Unpaid Investor Interest Shortfall paid                   0.00


(v)     Class A Remaining Unpaid Investor Interest Shortfall              0.00
        Class A-IO Remaining Unpaid Investor Interest                     0.00
        Shortfall


(vi), (vii) Principal Distributed
        Investor Loss Amount paid as principal                        7,434.86
        Investor Loss Reduction Amounts paid as principal                 0.00
        Scheduled Principal Collections Payment Amount            5,757,175.65
        Guaranteed Principal Distribution Amount                          0.00


        Total Principal Distributed                               5,764,610.51


(viii)  Unreimbursed Investor Loss Reduction Amounts                      0.00
        Per $1000 of Original Class A Balance                             0.00


(ix)    Basis Risk Carryforward Distributed                               0.00


(x)     Basis Risk Carryforward Remaining                                 0.00


(xi)    Servicing Fee                                                74,395.71


(xii)   Note Principal Balance (before distributions)           178,549,707.27
        Note Principal Balance (after distributions)            172,785,096.76
        Factor (before distributions)                                 0.2975828
        Factor (after distributions)                                  0.2879752


(xiii)  Loan Balance of Mortgage Loans                          172,785,096.76

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-A

Distribution Date:     August 16, 2004


(xiv) Credit Enhancement Draw Amount                                     0.00




(xv)  Delinquency Information
                             ------------------------------------------------
                              Count     Balance           % of Group Bal
                             ------------------------------------------------
            30-59 days               54      1,306,927.08           0.756389%
            60-89 days               13        392,291.56           0.227040%
            90 or more days          27        620,422.39           0.359072%
                             ------------------------------------------------
            Total                    94      2,319,641.03           1.342501%
                             ------------------------------------------------
           *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

                             ------------------------------------------------
                              Count     Balance           % of Group Bal
                             ------------------------------------------------
            Bankruptcy               67      1,598,382.88           0.925070%
                             ------------------------------------------------
           *Note: Bankruptcy Loans are also included in Delinquencies

(xvi)      Foreclosure and REO Information

                             ------------------------------------------------
                              Count     Balance           % of Group Bal
                             ------------------------------------------------
            Foreclosure               6        123,545.35            0.071502%
            REO                       5        166,386.65            0.096297%
                             ------------------------------------------------
            Total                    11        289,932.00            0.167799%
                             ------------------------------------------------


(xvii)      Optional Servicer Advances (Current Collection               0.00
            Period)
            Optional Servicer Advances (Outstanding)                     0.00


(xviii)     Class A Note Rate                                       1.6400000%
            Class A-IO Note Rate                                    2.5048553%


(xix)       Mortgage Loans retransferred to the Transferor
            pursuant to Sect. 2.04 and 2.06
            Count                                                           0
            Principal Balance                                            0.00


(xx)        Loan Insurance Policy payments                         230,881.84


(xxi)       Seller Loss Coverage Amount                         12,000,000.00

            Seller Loss Coverage Obligation Payments                     0.00

(xxii)      Mortgage Loans for which the Mortgage        Number              0
            Loan File was not delivered to the
            Indenture Trustee within 30 days of the
            Closing Date
                                                         Balance          0.00

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-A

Distribution Date:     August 16, 2004

Other information

Mortgage Loans Payment Summary
Interest Received                                     877,740.41
Net Liquidation Proceeds (Allocable to Interest)            0.00
Insurance Proceeds (Allocable to Interest)                  0.00
Servicer Optional Advance (Allocable to Interest)           0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)   0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)     0.00
Residual Advance                                            0.00
                                                      ----------
Total Interest                                        877,740.41
Investor Interest Collections                         649,351.91


Begining Balance                                  178,549,707.27
Principal Collections                               7,895,408.65
Net Liquidation Proceeds (Alloc. to Principal)              0.00
Insurance Proceeds (Alloc. to Principal)                    0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)     0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)       0.00
Loans Removed from the Trust by the Servicer
        per Sect. 2.06                                      0.00
Transfer Deposit Amount per Sect. 2.02(a)                   0.00
                                                      ----------
Total Principal                                     7,895,408.65


Additional Balances                                 2,138,233.00
Ending Principal Balance                          172,785,096.76
Total Collections                                   8,544,760.56
Alternative Principal Payment                       5,757,175.65


Loans Average Daily Balance                       178,009,206.37


Weighted Average Loan Rate                            5.8639767%
Weighted Average Net Loan Rate                        4.1490193%
Maximum Rate                                          4.0921834%


Loan Modification Summary                                   Current                 % of Initial
Loans with Senior Lien Balance Modification (CLTV<80%)        14,996.74     5,189,602.68      0.8649320%
Loans with Senior Lien Balance Modification (CLTV>80%)             0.00    13,664,991.88      2.2774940%
Loans with Credit Limit Modification                         148,599.00    20,066,035.04      3.3443323%

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-A

Distribution Date:     August 16, 2004

Loans with Gross Margin Modification                     0.00    10,552,826.92      1.7588009%


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment            0.00
  Shortfall
FGIC Surety Bond in force?                     YES
Credit Enhancement Draw Amount                           0.00
Guaranteed Principal Payment Amount                      0.00
Guaranteed Distribution                            260,285.80
Credit Enhancement Premium                          25,917.76


Liquidation Loss Amount (Current Period)             7,434.86
Liquidation Loss Amount (Cumulative)               204,189.40


Monthly Delinquency Rate                              0.7296%
Rolling Six Month Delinquency Rate                    0.8720%


Has a Rapid Amortization Event occurred?       NO
Cause of Rapid Amortization Event.             NA
Has an Event of Servicing Termination
occurred?                                      NO
Cause of Event of Servicing Termination.       NA


---------------------------------------------------------------------------------------------------------------------------------
                                        RECONCILIATION REPORT

                                                                                             ISSUE DATE  :          28-Feb-02

DEAL NAME:    COUNTRYWIDE HOME LOANS, INC.                                                   DISTRIBUTION DATE:     16-Aug-04

              Revolving Home Equity Loan Asset Backed  Certificates, Series 2002-A           DETERMINATION DATE     12-Aug-04

                                                                                             RUN DATE:              11-Aug-04

                                                                                                                   12:39:03 PM
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILLIATION
---------------------------------------------------------------------------------------------------------------------------------

A. Cash Available for Distribution                                   Total
Net Collections Interest Collections - per Servicer Report             $803,344.70
Principal Collections - per Servicer Report                          $7,895,408.65
Residual Advance                                                             $0.00
less Mortgage Bulk Insurance Premium Amount                          ($153,992.79)
Insured Payment                                                              $0.00
------------------------                                  ------------------------
Total Deposit to Collection Account                                  $8,544,760.56

---------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
---------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:

Section 5.01


Premium to Credit Enhancer                                              $25,917.76

Investor Class A Certificate Interest and Unpaid Investor              $260,285.80
Certificate Interest

Unreimbursed Credit Enhancement Draw Amounts                                 $0.00

Amounts owed Master Servicer per Sect. 3.08 and 5.03                         $0.00

Basis Risk Carryforward                                                      $0.00

Class A Investor Certificate Principal Distributed                   $5,764,610.51

Class A-IO Aggregate Interest Distributed                              $355,713.49

Transferor Interest Distributed                                              $0.00

Transferor Principal Distributed                                     $2,138,233.00

                                                          ------------------------
Total Distributions                                                  $8,544,760.56

                                                          ========================
Difference (Remains in Collections Account)                                  $0.00




Balance Reconciliation

Loan Group Beginning Balance                                       $178,549,707.27

Loan Group Ending Balance                                           172,785,096.76
                                                          ------------------------
Change in Balance                                                    $5,764,610.51

Principal Collections                                                $7,895,408.65

Liquidation Loss Amount                                                  $7,434.86

Additional Balances                                                  $2,138,233.00
                                                          ------------------------
Balance Check                                                                 0.00
                                                          ========================
